                         [TEAMSTAFF LETTERHEAD OMITTED]

CONTACT INFORMATION:

TEAMSTAFF, INC.                             CCG INVESTOR RELATIONS
300 Atrium Drive                            15300 Ventura Boulevard, Suite 303
Somerset, NJ  08873                         Sherman Oaks, CA 91403
(732) 748-1700                              (818) 789 0100
T. KENT SMITH, PRESIDENT & CEO              CROCKER COULSON
                                            PRESIDENT

        TEAMSTAFF ANNOUNCES SECOND FISCAL QUARTER 2005 FINANCIAL RESULTS

Somerset, NJ - May 16, 2005 - TeamStaff, Inc. (NASDAQ: TSTF), one of the
nation's leading providers of healthcare staffing and specialty payroll services, today announced financial results for the quarter ended March 31,
2005. As a result of TeamStaff's sale of its Professional Employer Organization
(PEO) segment, all results reported in this release have been reclassified to show PEO and certain related corporate expenses as discontinued operations.

TeamStaff's revenues from continuing operations for the three months ended March
31, 2005 were $10.9 million, which was comprised of $9.9 million from medical staffing services and $1.0 million from payroll services. This is compared to
$8.8 million in the comparable quarter last year which was comprised of $7.8 million from medical staffing services and $1.0 million from payroll services.
Revenues for the second quarter of fiscal 2005 include $3.6 million related to the acquisition of Nursing Innovations, which occurred on November 14, 2004.

Commenting on second quarter performance, TeamStaff's President and CEO, T. Kent
Smith, stated, "During our second fiscal quarter we continued to see an increase in demand for travel nurses. This highlights the timeliness of our acquisition of Nursing Innovations. Recovery in our allied segment continued to be slower than expected, as hospitals seek to contain costs by limiting temporary staff in higher cost areas. But we remain optimistic that our radiation therapy services, which are a key component of our allied segment, will experience a similar pickup as travel nurse since it relies on many of the same business fundamentals. These include a growing demand for healthcare services, an aging population and projected growth in hospital admissions." Mr. Smith went on to say, "We continue to be proactive in looking at ways to reduce costs. TeamStaff has identified an additional $1 million in annualized expense reductions. The reductions will be fully implemented by the end of our third fiscal quarter. We remain focused on taking the business to profitability through a combination of organic growth in our existing businesses, expense discipline, and acquisitions that fit with our market focus and leverage our existing corporate infrastructure."

Gross profit was $2.6 million, or 24.1% of revenues, in the second quarter of fiscal 2005 as compared to $1.9 million, or 21.9% of revenues, in the second quarter of fiscal 2004. The increase in gross profit percentage relates predominantly to more prudent expense management in our medical staffing division.

Operating expenses were $3.4 million in the second quarter of fiscal 2005 and include $0.2 million of non-recurring write-offs related to TeamStaff's acquisition of Brightlane in 2001. This compares to $2.9 million in the second quarter of fiscal 2004. After adjusting for operating expenses relating to
Nursing Innovations and the non-recurring write-off, expenses for the quarter decreased 5%.

Loss from continuing operations was $0.6 million, or ($0.03) per share, compared to a loss of $0.7 million, or ($0.04) per share, in the same quarter of last year. Net loss, including discontinued operations, was $0.6 million, or ($0.03)
per share, compared to a net loss of $1.0 million, or ($0.06) per share, in the second quarter of last year. The net loss was affected by a $0.3 million, or
($0.02) per share loss from discontinued operations in the second quarter of fiscal 2004.

Six Months Results

TeamStaff's revenues from continuing operations for the six months ended March
31, 2005 were $21.1 million compared to $18.5 million in the same period last year. Fiscal 05 revenues include $5.2 million related to the acquisition of
Nursing Innovations. Operating expenses for the six months ended March 31, 2005 were $6.6 million and include $0.7 million related to Nursing Innovations as well as the $0.2 million non-recurring write-off previously stated. This compares to operating expenses of $6.0 million for the six months ended March
31, 2004. After adjusting for the acquisition of Nursing Innovations and the non-recurring write-off, operating expenses decreased 5%. This reduction is attributable to lower corporate overhead. Loss from continuing operations was
$1.0 million or ($0.06) per share compared to $1.2 million or ($0.08) per share in the comparable six months of last year. Net loss, including discontinued
operations, was $1.2 million or ($0.07) per share compared to $2.8 million or
($0.18) per share in the first six months of fiscal 2004. The net loss includes
$0.2 million or ($0.01) per share for the six months ended March 31, 2005 compared to $1.6 million or ($0.10) per share from discontinued operations in the first half of last year.

Cash and cash equivalents were $3.9 million at March 31, 2005. Management believes its cash and funds generated by operations will be sufficient to support cash needs for at least the next twelve months.

ABOUT TEAMSTAFF, INC.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors'
offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services,
TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure; (iv) ability to effectively implement its business strategies and operating efficiency initiatives, including, but not limited to, its business, acquisition and growth strategy for TeamStaff Rx; (v) ability to complete potential acquisitions and integrate them effectively; (vi) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vii) ability to retain qualified management personnel; (viii) changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (ix) the favorable or unfavorable development of workers' compensation claims covered under TeamStaff's workers'
compensation programs; and (x) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S.
Securities and Exchange Commission. These factors are described in further detail in TeamStaff's filings with the U.S. Securities and Exchange Commission.
The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

                            TEAMSTAFF, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                       (Unaudited)

                                                                              For the Three Months Ended
                                                                               March 31,      March 31,
                                                                                 2005            2004
                                                                              ----------      ----------

REVENUES                                                                       $ 10,899        $  8,798

DIRECT EXPENSES                                                                   8,273           6,875
                                                                               --------        --------
     Gross profit                                                                 2,626           1,923

OPERATING EXPENSES                                                                3,429           2,884

DEPRECIATION AND AMORTIZATION                                                       184             115
                                                                               --------        --------
     Loss from operations                                                          (987)         (1,076)

OTHER INCOME (EXPENSE)
     Interest income                                                                 15               7
     Interest expense                                                               (12)            (31)
     Other income                                                                    37              48
                                                                               --------        --------
                                                                                     40              24
                                                                               --------        --------
     Loss before tax                                                               (947)         (1,052)

INCOME TAX BENEFIT                                                                  362             401
                                                                               --------        --------
     Loss from continuing operations                                               (585)           (651)
                                                                               --------        --------
     Loss from operations, net of tax benefit of $23 and $204 for the
     quarters ended March 31, 2005 and 2004, respectively                           (36)           (329)

     Loss from disposal, net of tax benefit of $0 and $2 for the
     quarters ended March 31, 2005 and 2004, respectively                           -                (4)
                                                                               --------        --------
     Loss from discontinued operations                                              (36)           (333)
                                                                               --------        --------
     Net loss                                                                      (621)           (984)

LOSS PER SHARE - BASIC & DILUTED
     Loss from continuing operations                                           $  (0.03)       $  (0.04)
     Loss from discontinued operations                                            (0.00)          (0.02)
                                                                               --------        --------
     Net loss                                                                  $  (0.03)       $  (0.06)
                                                                               ========        ========
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                                        18,106          15,714
                                                                               ========        ========
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                                      18,106          15,714
                                                                               ========        ========